Exhibit 99.1

Blueknight Energy Partners, L.P.
Announces First Quarter 2011 Results

Partnership Announces Relisting on NASDAQ

TULSA, Okla, May 10, 2011 -- Blueknight Energy Partners, L.P. (Pink Sheets: BKEP) (“BKEP” or the “Partnership”), a midstream energy company focused on providing integrated services for companies engaged in the production, distribution and marketing of crude oil, asphalt and other petroleum products, today announced adjusted EBITDA of $14.0 million for the three months ended March 31, 2011, which is an increase of $0.3 million compared to prior year adjusted EBITDA for the three months ended March 31, 2010.  An explanation of adjusted EBITDA, including a reconciliation of such measure to net income (loss), is provided in the section of this release entitled “Non-GAAP Financial Measures.”

The Partnership reported net income of $2.6 million on total revenues of $41.5 million for the first quarter ended March 31, 2011, as compared to a net loss of $5.1 million on total revenues of $37.0 million for the quarter ended March 31, 2010.  The Partnership’s financial results for the first quarter of 2011 were impacted by income of approximately $3.5 million related to the change in fair market value of the embedded derivative related to its outstanding convertible debentures and the proposed rights offering.  For further information regarding the Partnership’s results of operations, please see the Partnership’s Quarterly Report on Form 10-Q which was filed today with the Securities and Exchange Commission.

Key developments occurring during and subsequent to the first quarter include:

•	NASDAQ approved the listing of the Partnership’s common units on its Global Market exchange under the ticker symbol “BKEP”. The trading of common units is expected to start on Monday, May 16th.

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The Partnership entered into a Stipulation of Settlement (the “Stipulation”) to settle the consolidated securities class action litigation, In Re: SemGroup Energy Partners, L.P. Securities Litigation, Case No. 08-CV-425-GKF-PJC (the “Class Action Litigation”), pending in the U.S. District Court for the Northern District of Oklahoma.    As set forth more fully in the Stipulation, if the proposed settlement is given final approval by the court, among other things, the shareholder class will receive a total payment of approximately $28.0 million from the defendants. The Partnership accrued a contingent loss of $20.2 million as of December 31, 2010 related to its portion of the proposed settlement.  Of that amount, the Partnership expects to receive insurance proceeds of $13.0 million to $13.9 million and accordingly recognized an insurance recovery receivable of $13.0 million as of December 31, 2010.  The Partnership expects to issue common units of the Partnership with a value equal to approximately $5.2 million.  While the proposed settlement is subject to a number of conditions and approvals, the proposed settlement, if approved, will allow the Partnership to remove this uncertainty.

•	The Partnership increased its revolving credit facility from $75 million to $95 million.

“Although we have faced a number of challenges to reposition the company for growth, we continue to make notable progress.  The listing of BKEP on NASDAQ is a significant step forward as we believe it will increase our visibility and make it easier for unitholders to transact our units,” said James Dyer, Chief Executive Officer of the Partnership’s general partner.  “From an operational perspective, each segment of our business recorded a year-over-year increase in operating margin.   The recent growth in Oklahoma and Texas crude oil production and exploration has increased the demand for our services.  We are actively developing new business in these areas and are making strides refurbishing our field service and crude oil transportation fleet to realize greater operational efficiencies and better service our customers.  Overall, we expect to continue to grow revenues and improve operating margins over the course of 2011.”

Results of Operations

The following table summarizes the financial results for the three months ended March 31, 2010 and 2011 (in thousands except per unit data):

	Three Months Ended March 31,
	2010	2011

Service revenue:
Third party revenue	$33,961	$31,954
Related party revenue	3,071	9,569
Total revenue	37,032	41,523
Expenses:
Operating	25,843	28,614
General and administrative	3,768	4,608
Total expenses	29,611	33,222
Operating income	7,421	8,301
Other (income)expense:
Interest expense	12,423	9,052
Change in fair value of embedded derivative within convertible debt	—	(8,297)
Change in fair value of rights offering contingency	—	4,842
Net income (loss) before income taxes	(5,002)	2,704
Provision for income taxes	49	70
Net income (loss)	$(5,051)	$2,634
Allocation of net income (loss) for calculation of earnings per unit:
General partner interest in net income (loss)	$(100)	$156
Preferred interest in net income	—	5,174
Beneficial conversion feature attributable to preferred units	—	10,899
Loss available to limited partners	$(4,951)	$(13,595)

Basic and diluted net loss per common unit	$(0.14)	$(0.39)
Basic and diluted net loss per subordinated unit	$(0.14)	$(0.39)

Weighted average common units outstanding - basic and diluted	21,728	21,890
Weighted average subordinated units outstanding - basic and diluted	12,571	12,571

Non-GAAP Financial Measures

This press release contains the non-GAAP financial measure of adjusted EBITDA.  Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, impairment, and other miscellaneous non-cash items, including changes in the fair values of the embedded derivative within convertible debt and the rights offering contingency.   The use of adjusted EBITDA should not be considered as an alternative to GAAP measures such as net income or cash flows from operating activities. Adjusted EBITDA is presented because the Partnership believes it provides additional information with respect to its business activities and is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors, commercial banks and others, to assess, among other things, the Partnership’s operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure.

The following table presents a reconciliation of adjusted EBITDA to net income (loss) for the periods shown (in thousands):

	Three Months Ended
	March 31,
	2010	2011
Net income (loss)	$(5,051)	$2,634
Add:
Interest Expense	12,423	9,052
Income taxes	49	70
Depreciation and amortization	5,514	5,705
Asset impairment charge	779	—
Change in fair value of rights offering contingency	—	4,842
Less:
Change in fair value of embedded derivative within convertible debt	—	(8,297)
Adjusted EBITDA	$13,714	$14,006

Forward-Looking Statements

This release includes forward-looking statements. Statements included in this release that are not historical facts (including, without limitation, any statements concerning plans and objectives of management for future operations or economic performance or assumptions related thereto) are forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties. These risks and uncertainties include, among other things, uncertainties relating to the impact of the refinancing of the Partnership’s debt and recapitalization of its partnership interests upon the price of its common units, the Partnership’s future cash flows and operations, pending legal proceedings, future market conditions, current and future governmental regulation, future taxation and other factors discussed in the Partnership’s filings with the Securities and Exchange Commission. If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. The Partnership undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Blueknight Energy Partners, L.P.

BKEP owns and operates a diversified portfolio of complementary midstream energy assets consisting of approximately 8.1 million barrels of crude oil storage located in Oklahoma and Texas, approximately 6.7 million barrels of which are located at the Cushing Oklahoma Interchange, approximately 1,285 miles of crude oil pipeline located primarily in Oklahoma and Texas, approximately 300 crude oil transportation and oilfield services vehicles deployed in Kansas, Colorado, New Mexico, Oklahoma and Texas and approximately 7.4 million barrels of combined asphalt product and residual fuel oil storage located at 45 terminals in 22 states. BKEP provides integrated services for companies engaged in the production, distribution and marketing of crude oil, asphalt and other petroleum products. BKEP is based in Oklahoma City, Oklahoma and Tulsa, Oklahoma. For more information, visit the Partnership’s web site at www.bkep.com.

Contact:

BKEP Investor Relations

918-237-4032

investor@bkep.com

or

BKEP Media Contact:

Brent Gooden (405) 715-3232 or (405) 818-1900

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